IMPORTANT NOTICE

May 27, 2004

The Lutheran Brotherhood Family of Funds

625 Fourth Avenue South
Minneapolis, MN 55415

URGENT REMINDER NOTICE:
THE SPECIAL MEETING OF SHAREHOLDERS
Wednesday, June 16, 2004

Dear Shareholder:

We are writing to remind you to vote your shares of The Lutheran Brotherhood Family of Funds before the Special Meeting of Shareholders scheduled for Wednesday, June 16, 2004. For the Funds to formally conduct the business of the meeting, we must receive voting instructions from at least 50% of the outstanding shares. This makes it critical that a majority of shareholders vote. Our records indicate that as of March 19, 2004 ("Record Date" for the meeting), you were holding shares of The Lutheran Brotherhood Family of Funds and have not yet voted on the proposals outlined in the proxy statement. Please take the time to vote so we obtain a sufficient number of votes to hold the meeting.

If you should have any questions about the meeting or how you can record your vote, please call 1-866-270-1532.

For your convenience, you can vote using any of these three easy methods:

         1.  By Phone:              For automated phone voting, call 1-866-241-6192, available 24 hours a day.  Enter the  14-digit  control  number  printed on your proxy card.

         2. By Internet:            Access https://vote.proxy-direct.com and enter the14-digit control number printed on your proxy card.

         3. By Mail:                Simply return your signed proxy in the enclosed postage prepaid envelope.

DON'T HESITATE. PLEASE VOTE TODAY!

As the date of the special meeting approaches, please vote promptly to avoid a follow up call asking you to exercise your right to vote.

Thank you in advance for your participation.